UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 15, 2015, KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO) (the “Company”) entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) with the purchasers identified therein (each including its successors and assigns a “Purchaser” and collectively, the “Purchasers”), whereby the price per share from the Securities Purchase Agreement, dated as of December 3, 2015 (the “SPA” and together with the Amendment, the “Purchase Agreement”), was amended to be $24.855 for all Purchasers other than those Purchasers who are directors, officers, employees or consultants of the Company (the “Director Purchasers”). The price per share for the Director Purchasers was not changed from the Per Share Purchase Price as originally defined in the Securities Purchase Agreement, which for the avoidance of doubt is $29.32 per share.

On December 16, 2015, the transactions set forth in the Purchase Agreement were consummated and 350,224 shares of the Company's common stock, par value $0.001 per share was issued to the Purchasers for the aggregate purchase price of approximately $8,818,000. The transactions contemplated by the Purchase Agreement were not a "public offering" as defined in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and is exempt from registration under Section 4(2) of the Securities Act.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Martin Shkreli
Name: Martin Shkreli Title: Chief Executive Officer

Dated: December 16, 2015